FORREST A. GARB & ASSOCIATES, INC.
                       INTERNATIONAL PETROLEUM CONSULTANTS
                   5310 HARVEST HILL ROAD, SUITE 160 - LB 152
                           DALLAS, TEXAS 75230 - 5805



                               September 14, 1998


                                CONSENT OF EXPERT

Ms. Debra D. Valice
Seitel, Inc.
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027

Dear Ms. Valice:

Forrest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., our reserve report dated January 1, 1998, and to all references to our firm included therein.

                                              Forrest A. Garb & Associates, Inc.

                                              By:  /s/Forrest A. Garb
                                                   -----------------------------
                                              Name:  Forrest A. Garb
                                                     ---------------------------
                                              Title: Chairman of the Board
                                                     ---------------------------
                                              Dallas, Texas

                                              September 14, 1998